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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement and Prospectus of BRE Properties, Inc. and Real Estate Investment Trust of California that is made a part of the Registration Statement (Form S-4 Amendment No. 2) of BRE Properties, Inc. for the registration of 5,342,218 shares of its common stock. We also consent to the incorporation therein of our report dated August 28, 1995, with respect to the financial statements, incorporated by reference in, and the related schedules included in, BRE Properties, Inc.'s Annual Report (Form 10-K) and Amendment No. 1 to the Annual Report (10-K/A) for the year ended July 31, 1995, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our reported dated January 12, 1995 with respect to the consolidated financial statements and related schedules incorporated by reference in Real Estate Investment Trust of California's Annual Report (Form 10-K) and Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                 /S/    ERNST & YOUNG LLP



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                                                    ERNST & YOUNG LLP


San Francisco, California

January 30, 1996